Exhibit 99.1

Contact:	David Felsenthal	The Watergate
	Chief Financial Officer	600 New Hampshire Avenue, N.W.
	202.266.5876	Washington, D.C. 20037
	jacobsg@advisory.com	www.advisoryboardcompany.com

THE ADVISORY BOARD COMPANY REPORTS FISCAL 2004 THIRD QUARTER RESULTS

Company Reports Quarterly Revenue Growth of 21% and Earnings per Diluted Share of $0.25;
Announces Guidance for 2004 Calendar Year and Share Repurchase

WASHINGTON, D.C. — (January 29, 2004) — The Advisory Board Company (NASDAQ: ABCO) today announced financial results for the third quarter of its fiscal year ending March 31, 2004. For the quarter ending December 31, 2003, revenues increased 21% to $31.3 million, from $25.9 million for the third quarter of fiscal 2003. Net income was $4.6 million, or $0.25 per diluted share, compared to $3.3 million, or $0.19 per diluted share, for the same period a year ago. Pro forma net income, which excludes special compensation and stock option related expenses, was $4.7 million, or $0.25 per diluted share, compared to $3.8 million or $0.22 per diluted share for the same period last year.

Revenues for the nine months ended December 31, 2003, increased 22% to $89.7 million, from $73.3 million in the nine months ended December 31, 2002. Net income for the period was $13.7 million, or $0.74 per diluted share, compared to $9.6 million, or $0.58 per diluted share, for the same period a year ago. Pro forma net income for the nine months ended December 31, 2003, was $14.0 million, or $0.75 per diluted share, versus $10.2 million, or $0.61 per diluted share, in the prior year. Contract value grew 18% to $120.5 million as of December 31, 2003, up from $101.8 million as of December 31, 2002.

Frank Williams, chief executive officer of The Advisory Board Company, commented, “We are pleased with our financial results for the December quarter, achieving revenue growth of 21% and earnings per diluted share of $0.25. We are also happy with our overall performance for calendar year 2003, with strong revenue growth of 23% and pro forma operating margin expansion to 25%.”

He added, “I am also pleased to announce the launch of our newest best practice research program, the Physician Leadership Program. This program is designed to strengthen the partnership between physicians and hospitals as they work together in the areas of clinical quality, efficiency, innovation, and growth. We have established a strong charter membership for the program including Brigham and Women’s Hospital, California Pacific Medical Center, Children’s Hospital Medical Center of Cincinnati, Dana-Farber Cancer Institute, and Stanford Hospital and Clinics. The program is off to a strong start, and we are very excited about its potential.”

Outlook for Calendar Year 2004

Although the Company operates on a fiscal year ending March 31, 2004, the Company is providing guidance for the calendar year 2004. The following table summarizes the Company’s guidance for the twelve months ending December 31, 2004. Pro forma earnings per diluted share for each period presented excludes special compensation and stock option related expenses and includes income taxes at an effective rate of 40.5%.

Revenue and Pro Forma Earnings Per Diluted Share Targets

		Three Months Ending			Twelve Months
					Ending
	March 31,	June 30,	September 30,	December 31,	December 31,
	2004	2004	2004	2004	2004

Revenue (000’s)	$31,800	$32,600	$34,500	$35,900	$134,800
Pro forma earnings per
diluted share	$0.29	$0.28	$0.30	$0.31	$1.18

In addition, the Company expects pro forma operating margins of approximately 25.5% for calendar year 2004.

Mr. Williams concluded, “The overall market environment continues to be challenging. However, our ability to consistently deliver demonstrable value across our program portfolio, and our contract value growth of 18%, provide a strong platform for 2004. As a result, I am confident in our ability to deliver on our strategic and financial objectives across the coming year.”

Share Repurchase

The Company also announces that its Board of Directors authorized a share repurchase of up to $50 million of the Company’s common stock. Repurchases will be made from time to time in open market and privately negotiated transactions subject to market conditions. No minimum number of shares has been fixed. The Company will fund its share repurchases with cash on hand and cash generated from operations. At December 31, 2003 the Company had $121.0 million in cash and marketable securities and no debt.

The Company will hold an investor conference call to discuss its third quarter performance this evening, January 29, 2004, at 6:00 p.m. Eastern Standard Time. Investors will be able to listen to the call by dialing 800-477-2815 shortly before the scheduled start time. The conference call replay will be archived for seven days: from 8:00 p.m. Thursday, January 29th until 8:00 p.m. Thursday, February 5th. To listen to the archived call: dial either 800-633-8284 or 402-977-9140, and enter reservation number 21183331.

About The Advisory Board Company

The Advisory Board Company provides best practices research and analysis to the health care industry, focusing on business strategy, operations and general management issues. The Company provides best practices and research through discrete annual programs to a membership of over 2,300 hospitals, health systems, pharmaceutical and biotech companies, health care insurers, and medical device companies in the United States. Each program typically charges a fixed annual fee and provides members with best practices, research reports, executive education and other supporting research services.

The Company presents pro forma results to provide comparisons with prior periods in a manner it believes would be consistent if it had been a public company prior to fiscal 2002. Pro forma results exclude special compensation and stock option related expense. For historical results, a reconciliation between pro forma and GAAP is shown in the attached schedule. The Company is not able to reconcile its outlook for calendar year 2004 to GAAP as stock option related expense is dependent upon a number of unknown factors, including future stock price.

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You are hereby cautioned that these statements may be affected by certain factors, among others, set forth below and in the Company’s filings with the Securities and Exchange Commission, and consequently, actual operations and results may differ materially from the results discussed in the forward-looking statements. Factors that could cause actual results to differ materially from those indicated by forward-looking statements include, among others, the dependence on renewal of membership based services, dependence on key personnel, the need to attract and retain qualified personnel, management of growth, new product development, competition, risks associated with anticipating market trends, industry consolidation, variability of quarterly operating results and various factors that could affect the estimated tax rate. These factors are discussed more fully in the Company’s filings with the Securities and Exchange Commission. The Company undertakes no obligation to update any forward-looking statements, whether as a result of new information, future events, or otherwise.

# # #

THE ADVISORY BOARD COMPANY
UNAUDITED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three Months Ending		Selected	Nine Months Ending		Selected
	December 31		Growth	December 31		Growth

	2003	2002	Rates	2003	2002	Rates

Statements of Operations

Revenues	$31,262	$25,865	20.9%	$89,662	$73,282	22.4%

Cost of services	13,167	10,726		37,075	31,043
Member relations and marketing	6,538	5,285		18,152	14,495
General and administrative	4,185	3,192		11,841	9,131
Depreciation and loss on disposal of assets	292	383		1,112	1,426
Special compensation and stock option related expense	122	865		443	1,064

Income from operations	6,958	5,414		21,039	16,123
Interest income	781	269		2,042	589

Income before provision for income taxes	7,739	5,683		23,081	16,712
Provision for income taxes	(3,134)	(2,414)		(9,346)	(7,104)

Net income	$4,605	$3,269		$13,735	$9,608

Earnings per share
Basic	$0.29	$0.24		$0.89	$0.76
Diluted	$0.25	$0.19	31.6%	$0.74	$0.58	27.6%
Weighted average common shares outstanding Basic
Basic	15,641	13,500		15,426	12,612
Diluted	18,627	17,126		18,554	16,695
Percentages of Revenues
Cost of services	42.1%	41.5%		41.3%	42.4%
Member relations and marketing	20.9%	20.4%		20.2%	19.8%
General and administrative	13.4%	12.3%		13.2%	12.5%
Depreciation and loss on disposal of assets	0.9%	1.5%		1.2%	1.9%
Income from operations	22.3%	20.9%		23.5%	22.0%
Net income	14.7%	12.6%		15.3%	13.1%
Contract Value (at end of period)	$120,504	$101,823	18.3%

RECONCILIATION OF PRO FORMA RESULTS
(In thousands, except per share data)

Pro forma data (1):
Income from operations	$6,958	$5,414		$21,039	$16,123
Special compensation and stock option related expense	122	865		443	1,064

Pro forma income from operations	7,080	6,279		21,482	17,187
Interest income	781	269		2,042	589

Pro forma income before provision for income taxes	7,861	6,548		23,524	17,776
Pro forma provision for income taxes	(3,184)	(2,783)		(9,527)	(7,555)

Pro forma net income	$4,677	$3,765		$13,997	$10,221

Pro forma earnings per share
Basic	$0.30	$0.28		$0.91	$0.81
Diluted	$0.25	$0.22	13.6%	$0.75	$0.61%	23.0%
Percentages of Revenues
Pro forma income from operations (1)	22.6%	24.3%		24.0%	23.5%
Pro forma net income (1)	15.0%	14.6%		15.6%	13.9%

(1)	Excludes special compensation and stock option related expense.

THE ADVISORY BOARD COMPANY
BALANCE SHEETS
(In thousands)

	December 31,	March 31,
	2003	2003

	(unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$32,773	$33,301
Marketable securities	3,779	—
Membership fees receivable, net	23,680	9,234
Prepaid expenses and other current assets	2,703	1,600
Deferred income taxes, net	13,789	11,532
Deferred incentive compensation	2,796	2,259

Total current assets	79,520	57,926
Fixed assets, net	2,914	2,891
Marketable securities	84,443	57,106

Total assets	$166,877	$117,923

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Deferred revenues	$78,276	$63,653
Accounts payable and accrued liabilities	7,665	5,484
Accrued incentive compensation	7,411	6,899

Total current liabilities	93,352	76,036
Long-term liabilities:
Deferred income taxes	60	392

Total liabilities	93,412	76,428
Stockholders’ equity:
Common stock	158	148
Additional paid-in capital	40,447	21,821
Accumulated elements of comprehensive income	151	552
Retained earnings	32,709	18,974

Total stockholders’ equity	73,465	41,495

Total liabilities and stockholders’ equity	$166,877	$117,923

THE ADVISORY BOARD COMPANY
UNAUDITED STATEMENTS OF CASH FLOWS
(In thousands)

	Nine Months Ended December 31,

	2003	2002

Cash flows from operating activities:
Net income	$13,735	$9,608
Adjustments to reconcile net income to net cash provided by (used in) operating activities -
Depreciation	1,112	1,321
Loss on disposal of fixed assets	—	105
Special compensation arrangements	—	(46)
Deferred income taxes	9,963	2,876
Amortization of marketable securities premiums	563	179
Changes in operating assets and liabilities:
Membership fees receivable	(14,446)	(3,561)
Prepaid expenses and other current assets	(1,103)	(552)
Deferred incentive compensation	(537)	(647)
Deferred revenues	14,623	14,929
Accounts payable and accrued liabilities	2,181	5,853
Accrued incentive compensation	512	1,183

Net cash flows provided by operating activities	26,603	31,248

Cash flows from investing activities:
Purchases of property and equipment	(1,135)	(447)
Sales of marketable securities	6,000	—
Purchases of marketable securities	(38,411)	(31,378)
Net cash flows used in investing activities	(33,546)	(31,825)

Cash flows from financing activities:
Issuance of common stock from exercise of stock options	6,175	20,684
Reimbursement of offering costs	—	992
Payment of offering costs	—	(956)
Issuance of common stock under employee stock purchase plan	240	266

Net cash flows provided by financing activities	6,415	20,986

Net (decrease) increase in cash and cash equivalents	(528)	20,409
Cash and cash equivalents, beginning of period	33,301	23,959

Cash and cash equivalents, end of period	$32,773	$44,368